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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated January 26, 1996, except as to the liquidity and capital resources information described in Note 12, which is as of February 29, 1996, and the subsequent events described in Note 13, which is as of March 15, 1996, relating to the financial statements of InVision Technologies, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

San Jose, California
June 7, 1996